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                                                                     EXHIBIT 23
                                                                     ----------



                        CONSENT OF INDEPENDENT AUDITORS





         We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Fabri-Centers of America, Inc.'s Executive Incentive Plan (Nos. 2-73332 and 33-49688), the Employee Savings and Profit Sharing Plan (No. 33-32809), the 1988 Stock Option Plan for Non-Employee Directors (No. 33-38681) and the 1990 Employees Stock Option and Stock Appreciation Rights Plan (Nos. 33-37355 and 33-49690) of our report dated November 21, 1994, with respect to the January 29, 1994 and January 30, 1993 financial statements of the Cloth World Division of Brown Group, Inc. included in Fabri-Centers of America, Inc.'s Form 8-K/A No. 1 dated December 12, 1994.



St. Louis, Missouri
December 12, 1994                             Ernst & Young LLP



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